AMENDMENT NO. 2 TO AMENDED AND RESTATED AGREEMENT
               AND DECLARATION OF TRUST OF BARTLETT CAPITAL TRUST

                        ESTABLISHMENT AND DESIGNATION OF
                      THE BARTLETT FINANCIAL SERVICES FUND

         Pursuant to Section 4.1 of the Amended and Restated Agreement and Declaration of Trust of Bartlett Capital Trust and effective upon the execution of this document, the undersigned, being a majority of the Trustees of Bartlett Capital Trust, hereby:

         (a) establish a new series of shares of the Trust and designate such series the "Bartlett Financial Services Fund." The rights and preferences of the Bartlett Financial Services Fund series of shares shall be those rights and preferences of a "Series" as set forth in Section 4.2 of the Amended and Restated Agreement and Declaration of Trust of Bartlett Capital Trust; and

         (b) establish three classes of the Bartlett Financial Services Fund series of shares of the Trust and designate such classes as "Class A," "Class C" and "Class Y." The rights and preferences of Class A, Class C and Class Y shares of the Bartlett Financial Services Fund shall be those rights and preferences of a "Class" as set forth in Section 4.2 of the Amended and Restated Agreement and Declaration of Trust of Bartlett Capital Trust.

         This document shall have the status of an amendment to said Amended and Restated Agreement and Declaration of Trust.



                         /s/ Lorrence T. Kellar                  August 14, 1998
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                         /s/ Edmund J. Cashman, Jr.              August 14, 1998
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                         /s/ William P. Sheehan                  August 14, 1998
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                         /s/ Ian F. H. Grant                     August 14, 1998
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                         /s/ Henri Deegenaar                     August 14, 1998
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